Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Akers Biosciences, Inc. (the “Company”), on Form 10-Q for the period ended September 30, 2020, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: November 16, 2020	By:	/s/ Christopher C. Schreiber
Christopher C. Schreiber
Executive Chairman of the Board of Directors and Director (Principal Executive Officer)
Akers Biosciences, Inc.

Date: November 16, 2020	By:	/s/ Stuart Benson
Stuart Benson
Chief Financial Officer (Principal Financial and Accounting Officer)
Akers Biosciences, Inc.